UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
(Post-Effective Amendment No. 1)
Registration Statement under the Securities Act of 1933

ARROW FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	22-2448962
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
250 GLEN STREET
GLENS FALLS, NEW YORK 12801
(518) 745-1000

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

ARROW FINANCIAL CORPORATION 1998 LONG TERM INCENTIVE PLAN
(Full title of the Plan)

Thomas J. Murphy
President, Chief Executive Officer and Director
Arrow Financial Corporation
250 Glen Street
Glens Falls, NY 12801

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Michele C. Kloeppel
Thompson Coburn LLP
One US Bank Plaza
St. Louis, Missouri 63101
(314) 552-6170

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer ☑
Non-accelerated filer	☐
Smaller reporting company	☐
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☐  Yes     ☑  No

EXPLANATORY STATEMENT
(Deregistration of Securities)
This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-62719) (the "Registration Statement"), filed with the Securities and Exchange Commission on September 02, 1998 by Arrow Financial Corporation (the "Registrant"), pertaining to the registration of shares of Common Stock, par value $1.00 per share, of the Registrant issuable pursuant to the Registrant's 1998 Long Term Incentive Plan. The Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to terminate the offering and to deregister any and all shares of Common Stock, par value $1.00 per share, of the Registrant previously registered pursuant to the Registration Statement that have not been sold or that otherwise remain unissued.
* * *
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glens Falls, State of New York, on May 15, 2019.

Arrow Financial Corporation
By:	/s/ Thomas J. Murphy
Thomas J. Murphy, President and
Chief Executive Officer
No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.